Calculation of Filing Fee Tables
S-8
PAR PACIFIC HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	500,000	$ 21.84	$ 10,920,000.00	0.0001531	$ 1,671.85
Total Offering Amounts:						$ 10,920,000.00		$ 1,671.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,671.85
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of the registrant's Common Stock as reported on the New York Stock Exchange on June 2, 2025.